Exhibit 10.4

PURCHASE & SALE AGREEMENT

This PURCHASE & SALE AGREEMENT (this “Agreement”) is entered into and effective as of the 30th day of December, 2016 (the “Effective Date”), between Green Stone Capital Partners Limited (“Seller”), a Cayman Islands company, and Foothills Exploration Operating, Inc. (“Buyer”), a corporation organized under the laws of the State of Nevada, with its principal office at 633 17th Street, Suite 1700-A, Denver, Colorado 80202. In this Agreement, Buyer and Seller sometimes are referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, Seller owns 250 units of membership interest (the “Membership Interests”) (representing twenty-five percent (25%) of the total equity interest) in Tiger Energy Partners International, LLC (“TEPI”), a Nevada limited liability company;

WHEREAS, Seller desires to sell, transfer and convey to Buyer and Buyer desires to purchase the Membership Interests upon the terms and conditions herein set forth (the “Transaction”);

WHEREAS, Buyer desires to pay for the Membership Interests, and Seller desires to accept payment for the Membership Interests; and

WHEREAS, in connection with the Transaction, Seller and Buyer desire to make the representations, warranties and covenants contained in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

SECTION TWO

CONSIDERATION.

As consideration for the Membership Interests, Buyer shall assume Seller’s pro rata share of TEPI’s debt, including those liabilities and other accounts payable identified on TEPI’s balance sheet as of the Closing Date.

SECTION THREE

CLOSING

The closing of the Transaction (the “Closing”) provided for in this Agreement shall be at the offices of Husch Blackwell LLP, attorneys for Buyer, at 1700 Lincoln Street, Suite 4700, Denver, Colorado 80203, on December 30, 2016 at 9:00 A.M. (the “Closing Date”), or at such other place and time as agreed to by the Parties.

SECTION FOUR

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

(a)	Seller, at the Closing Date, shall have full and valid title to the Membership Interests to be delivered by Seller, and there will be no existing impediment to the sale and transfer of those Membership Interests to Buyer. On delivery to Buyer of the Membership Interests to be delivered under this Agreement, the Membership Interests shall be free and clear of all liens, charges, and encumbrances, and shall be legally issued, fully paid, and nonassessable. The Membership Interests delivered under this Agreement will constitute all of the issued and outstanding Membership Interests owned by Seller as of the Closing Date.
(b)	Seller has the full right, power, legal capacity, and authority to enter into this Agreement and to sell and to deliver to Buyer the Membership Interests to be sold and delivered under this Agreement.
(c)	Seller is duly organized and validly existing and in good standing under the laws of is nation of incorporation and has all of the corporate powers necessary to engage in the business in which it presently is engaged.
(d)	Seller has title to all of its property and assets, except property and assets disposed of since that date in the ordinary course of business. Except as otherwise provided herein, Seller’s in the Membership Interests are subject to no mortgage, pledge, lien, conditional sales agreement, lease, encumbrance, or charge. Notwithstanding the foregoing, Seller expressly discloses to Buyer a certain BIA Administrative Appeal and a Ute Indian Tribe Global Settlement Agreement, which are attached hereto as Exhibit A and Exhibit B, respectively, and incorporated by reference.
(e)	Seller is not a defendant, or a plaintiff against whom a counterclaim or cross-complaint has been asserted, in any litigation, pending or threatened, neither has any material claim been made or asserted against Seller, nor are there any proceedings involving Seller threatened by or pending before any federal, state, or municipal government, or any department, board, body, or agency thereof that could any material way affect Seller’s right, title or interest in or to, of the value of, the Membership Interests; provided, however that Seller expressly discloses the following actions where TEPI has been named as a defendant: (1) that certain action brought by Peak Well Service and (2) that certain action brought by SCI Welding. In addition, Seller expressly discloses to Buyer that certain State of Utah Stipulated Order, a copy of which is attached hereto as Exhibit C and incorporated by reference.
(f)	Seller is not in violation of any provisions of its articles of organization or bylaws or any provision of law, and Seller has not defaulted under any agreement or other instrument to which said Seller is a party or by which Seller is bound, other than those of an immaterial or insubstantial nature.

(g)	Seller is not in default in payment of any of its obligations, except as provided herein.

SECTION FIVE

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

(a)	Buyer is a corporation, duly organized and validly existing and in good standing under the laws of Nevada.
(b)	Buyer will have at the Closing Date funds sufficient to consummate the Transaction contemplated by this Agreement.
(c)	The execution and delivery of this Agreement by Buyer has been duly authorized by proper corporate action, and on the Closing Date Buyer will have all necessary corporate power and authority to consummate the Transaction contemplated by this Agreement.

SECTION SIX

CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

Seller’s obligation to perform and complete the Transaction provided for under this Agreement shall be subject to Buyer performing, on or before the Closing Date, all acts required of Buyer, and shall be further subject to the material accuracy of the representations and warranties of Buyer contained in the Agreement.

SECTION SEVEN

CONDITIONS PRECEDENT TO BUYER’S OBLIGATIONS

Buyer’s obligation to perform and complete the Transaction provided for in this Agreement shall be subject to Seller performing, on or before the Closing Date, all acts required of Seller, and shall be further subject to the material accuracy and correctness of the representations and warranties of Seller contained in this Agreement, and to the further condition that Seller shall deliver to Buyer, on the Closing Date, a certificate of Seller to the effect that the representations and warranties of Seller contained in this Agreement are substantially true as of the Closing Date.

SECTION EIGHT

INDEMNITY WITH RESPECT TO TAXES

(d)	Seller shall indemnify Buyer against any and all loss, liability, and expense, including attorney’s fees, resulting from or arising out of taxes levied, imposed, or assessed by any governmental authority, with respect to the income and operations of company for all periods prior to the Closing Date. Prior to the Closing Date, Seller shall be granted full power and authority to take any and all action with respect to proceedings relating to the taxes, including the right to settle, compromise, and dispose of the proceedings in the name of the Target Companies. Seller shall be entitled to the benefit of any refunds and credits for taxes for those periods.

(e)	Buyer shall indemnify Seller, against any and all loss, liability, and expense, including attorney’s fees, resulting from or arising out of taxes levied, imposed, or assessed by any governmental authority, with respect to the income of the Target Companies for all periods commencing after the Closing Date.

SECTION NINE

EXPENSES OF SALE

Whether or not the Transaction is consummated, any cost or expense incurred in connection with this Agreement and the Transaction shall be borne solely by the Party incurring such cost or expense.

SECTION TEN

NO BROKERAGE FEES

Buyer and Seller each represent that neither has employed any broker or entered into any agreement for the payment of any fees, compensation, or expenses to any person, firm, or corporation in connection with this Transaction. Each shall indemnify the others against any such fees, compensation, or expenses that may be incurred, particularly any claim for a finder’s fee.

SECTION ELEVEN

NOTICES

Any notice, request, instruction or other document to be given hereunder by any Party to the others shall be in writing and delivered personally or sent by registered or certified mail or by overnight courier, postage prepaid, or by facsimile:

To Seller:

Mr. Mark Schipperheijn

The Grand Pavilion commercial Center

Hibiscus Way, 802 West Bay Road

Grand Cayman

KY1-1203

Cayman Islands, B.W.I.

(Fax No.: +852 3106-3834)

To Buyer:

Mr. B.P. Allaire

President

Foothills Exploration Operating, Inc.

633 17th Street, Suite 1700-A

Denver, CO 80202

(Fax No.: +1 720-449-7479)

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with a nationally recognized overnight courier, if sent by a nationally recognized overnight courier.

SECTION TWELVE

BINDING EFFECT

This Agreement shall inure to the benefit of and be binding on Buyer and Seller and their respective heirs, executors, administrators, successors, and assigns. All representations and warranties shall survive the Closing of the Transaction under this Agreement.

SECTION THIRTEEN

CONFIDENTIALITY

For the purposes of this Agreement “Confidential Information” means all information relating to the disclosing Party (including without limitation, all such information concerning or relating to the disclosing Party’s assets, liabilities, businesses, customers, suppliers, product formulations, manufacturing, sources of raw materials, information on employee compensation, suppler agreements, or pricing of finished and raw materials) furnished by or on behalf of the disclosing Party or its representatives, or learned or obtained in any fashion by the other Party in connection with visits to the disclosing Party’s facilities (which information learned or obtained in connection with such visits shall be deemed disclosed by the disclosing Party), whether furnished, learned or obtained before or after the date hereof, and whether oral, written or electronic. Confidential Information shall include all information of the types described above, regardless of the manner or form in which it is furnished, learned or obtained, and includes, without limitation, all data, reports, interpretations, forecasts and records containing or otherwise reflecting any of such information, whether prepared by the disclosing Party or others, and any summaries, analyses or other documents created by the disclosing Party or others which refer to, relate to, discuss, constitute, or embody all or any portion of any of such information. The term Confidential Information shall not include, however, information that: (a) is or becomes generally available to the public other than as a result (directly or indirectly) of a disclosure or other action by the receiving Party; (b) was in the receiving Party’s possession and obtained on a non-confidential basis prior to the disclosure thereof by the disclosing Party; or (c) becomes available to the receiving Party on a non-confidential basis from a Person other than the disclosing Party who is not otherwise bound by any obligation of confidentiality with respect thereto.

(A)	Each Party agrees not to disclose, and to take reasonable actions to ensure its employees do not disclose, the Confidential Information of the other Party to any other Person; provided, however a Party may disclose Confidential Information (i) to such Party’s representatives who have agreed not to disclose the Confidential Information and then only to the extent such representatives need to know such Confidential Information in connection with its evaluation of the Transaction, (ii) to governmental authorities, but only to the extent such disclosure to the governmental authority is required by any applicable legal requirement, or (iii) to such other persons to the extent required pursuant to any applicable legal requirement.

(B)	Notwithstanding anything to the contrary in the foregoing, Buyer, or any of Buyer’s affiliates, may disclose all or any part of this Agreement, including the Exhibits hereto, as is required by, or is advisable in connection with any filing with, any state or federal regulatory agency by Buyer or any of Buyer’s affiliates.

(C)	The Parties agree to use the same degree of care when protecting the Confidential Information of the other Party that it uses with regard to its own Confidential Information, but in no event may a Party use less than a reasonable degree of care.

SECTION FOURTEEN

GOVERNING LAW; VENUE; ATTORNEY FEES

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW. Each Party hereto hereby irrevocably submits to the jurisdiction of and venue in state and federal courts in the City and County of Denver, in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the Transaction, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in the chosen court or that venue thereof may not be appropriate, or that this Agreement or any such document may not be enforced in or by the chosen court, and each party hereto hereby irrevocably agrees that all claims with respect to such action, suit or proceeding shall be heard and determined solely in the chosen court. The Parties hereby consent to and grant the chosen court jurisdiction over the person of such Parties and, to the extent permitted by law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding or in such other manner as may be permitted by law shall be valid and sufficient service thereof. In any action brought to enforce the terms of this Agreement, the prevailing Party shall be entitled to recover its reasonably incurred attorney fees and costs.

SECTION FIFTEEN

INDEMNIFICATION

Subject to the provisions contained in this Section Fifteen, from and after the Closing Date, Seller shall indemnify, defend and hold Buyer, its affiliates and their respective directors, officers, shareholders, partners, members, employees, attorneys, accountants, agents, successors and permitted assigns, each in their capacity as such (collectively, the “Buyer Indemnified Parties”), harmless from and against, and pay to each relevant Buyer Indemnified Party the amount of, any and all losses incurred by such Buyer Indemnified Party based upon, attributable to or resulting from any breach of any of the representations or warranties made by Seller in this Agreement and the breach of any covenant or other agreement of Seller contained in this Agreement.

Subject to the provisions contained in this Section Fifteen, from and after the Closing Date, Buyer shall indemnify, defend and hold Seller, its affiliates and its respective directors, officers, shareholders, partners, members, employees, attorneys, accountants, agents, successors and permitted assigns, each in their capacity as such (collectively, the “Seller Indemnified Parties”), harmless from and against, and pay to Seller Indemnified Party the amount of, any and all losses incurred by Seller Indemnified Party based upon, attributable to or resulting from any breach of the representations or warranties made by Purchaser in this Agreement and the breach of any covenant or other agreement of Purchaser contained in this Agreement. Notwithstanding the foregoing, neither Party will be liable with respect to any claim involving the gross negligence, willful misconduct, or bad faith of any other Party.

SECTION SIXTEEN

LEGAL ADVICE; INTERPRETATION

All Parties acknowledge and agree that they have obtained their own independent legal advice prior to the execution of this Agreement. In interpreting this Agreement, the Parties agree that the provisions of this Agreement shall be construed in an evenhanded manner and shall not be construed against either Party on this basis of which Party drafted this Agreement or section hereof. Each Party acknowledges it has had an opportunity to consult with an attorney in connection with the drafting and negotiation of this Agreement.

SECTION SEVENTEEN

ASSIGNMENT

Except in the case of an assignment between the parent and a subsidiary of the assigning Party, this Agreement is not assignable by operation of law or otherwise without the prior written consent of the other Party hereto. Any purported assignment of this Agreement not in accordance with the terms of this Section Seventeen will be void ab initio.

SECTION EIGHTEEN

ENTIRE AGREEMENT

This Agreement (including the Exhibits hereto) constitutes the entire agreement among the Parties, and supersedes all other prior agreements, understandings, representations and warranties both written and oral among the Parties, with respect to the subject matter hereof.

SECTION NINETEEN

AMENDMENT; WAIVER

Subject to applicable law, this Agreement may be amended, modified or supplemented only by means of a written instrument duly executed by each of the Parties hereto. The failure of any Party to seek redress for any violation, or to insist upon the strict performance, of any provision of this Agreement shall not prevent any Party from seeking redress for any subsequent act, or failure to act, or to insist upon the strict performance of this Agreement. No single or partial exercise by a Party of any right or remedy hereunder shall preclude other or further exercise thereof or the exercise of any other right or remedy.

SECTION TWENTY

SPECIFIC PERFORMANCE

The Parties agree that irreparable damage would occur if any provision contained in this Agreement were not performed in accordance with its terms. Each Party waives any requirement that the Party seeking specific performance post any bond in connection therewith.

SECTION TWENTY-ONE

NO THIRD-PARTY BENEFICIARIES

Except as otherwise expressly provided herein, this Agreement is not intended to, and does not, confer any rights or remedies hereunder upon any person other than the Parties who are signatories hereto.

SECTION TWENTY-TWO

SEVERABILITY

If any one or more of the provisions of this Agreement shall be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the offending provision or provisions shall be reformed, and the remaining provisions interpreted, so as to give effect, to the maximum extent permissible, to the agreement of the Parties as set out herein.

SECTION TWENTY-THREE

FURTHER ASSURANCES

The Parties shall, from time to time and upon reasonable request, execute, acknowledge, and deliver, or cause to be executed, acknowledged, and delivered, such instruments, and take such other action, as may be necessary or advisable to carry out their respective obligations under this Agreement, and the obligations of Buyer, or Buyer’s affiliates, in connection therewith, including legal, accounting and regulatory requirements.

SECTION TWENTY-FOUR

COUNTERPARTS

This Agreement may be executed in any number of counterparts, including by electronic means, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers or agents thereunto duly authorized.

For and on behalf of GREEN STONE CAPTIAL PARTNERS LIMITED, a Cayman Islands company By: __________________________________ Name: _______________________________ Title: ________________________________
For and on behalf of FOOTHILLS EXPLORATION OPERATING, INC., a Nevada Corporation By: __________________________________ Name: _______________________________ Title: ________________________________

EXHIBIT A

BIA ADMINISTRATIVE APPEAL

[INSERT]

EXHIBIT B

UTE INDIAN TRIBE GLOBAL SETTLEMENT AGREEMENT

[INSERT]

EXHIBIT C

State of Utah Stipulated Order

[INSERT]